UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2007

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19975 Victor Parkway, Livonia, MI	48152
(Address of Principal Executive Offices)	(Zip Code)

(734) 591-3000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01 Entry into a Material Definitive Agreement

On January 5, 2007, Valassis Communications, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Rights Agreement, dated as of September 1, 1999, as amended on October 10, 2003 (the “Rights Agreement”), between the Company and National City Corporation, as rights agent.

The Amendment amends the definition of “Investor” to include Hotchkis and Wiley Capital Management, LLC. The Amendment has the effect of permitting Hotchkis and Wiley Capital Management, LLC to become the beneficial owner of up to 20% of the outstanding shares of common stock of the Company without being deemed to be an Acquiring Person (as defined in the Rights Agreement) and therefore not triggering any adverse event under the Rights Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
4.1	Amendment No. 2 to the Rights Agreement, dated as of January 5, 2007, between Valassis Communications, Inc. and National City Corporation, as rights agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

	By:	/s/ Barry P. Hoffman
Date: January 8, 2007	Name:	Barry P. Hoffman
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
4.1	Amendment No. 2 to the Rights Agreement, dated as of January 5, 2007, between Valassis Communications, Inc. and National City Corporation, as rights agent.